SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

DISCOVERY PARTNERS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement no.:

	(3)	Filing Party:

	(4)	Date Filed:

DISCOVERY PARTNERS INTERNATIONAL, INC.

April 19, 2001

Dear Stockholder:

      You are cordially invited to attend the annual meeting of the stockholders of Discovery Partners International, Inc. to be held on Thursday, May 17, 2001 at 12:00 p.m. at the Hyatt Regency La Jolla located at 3777 La Jolla Village Drive, San Diego, California.

      Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

      If you do not plan to attend the annual meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope, or vote by telephone or by using the Internet in accordance with the instructions on the enclosed proxy. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

      We look forward to seeing you at the annual meeting.

San Diego, California

Riccardo Pigliucci
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. You do not need to add postage if mailed in the United States. You may also vote by telephone or by using the Internet. Voting instructions are included with your proxy card. If you vote by telephone or by using the Internet, you do not need to return the proxy card.

DISCOVERY PARTNERS INTERNATIONAL, INC.

9640 Towne Centre Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 17, 2001

Dear Stockholder:

      The annual meeting of stockholders of Discovery Partners International, Inc. (the “Company”) will be held at the Hyatt Regency La Jolla located at 3777 La Jolla Village Drive, San Diego, California on Thursday, May 17, 2001 at 12:00 p.m., Pacific Daylight Time, for the following purposes:

1. To elect Class I members of the Board of Directors for the following year. Management has nominated the following persons for election at the meeting: Dieter Hoehn and Colin Dollery.

2. To ratify the selection of Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 2001.

3. To transact any other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

      Stockholders of record at the close of business on March 19, 2001 will be entitled to vote at the annual meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of the Company. Whether or not you plan to attend the annual meeting in person, please sign, date and return the enclosed proxy card in the reply envelope provided, or vote by telephone or by using the Internet. Voting instructions are included with your proxy card. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy will assist us in preparing for the annual meeting.

By Order of the Board of Directors

Jack Fitzpatrick
Chief Financial Officer and Secretary

San Diego, California

April 19, 2001

DISCOVERY PARTNERS INTERNATIONAL, INC.

9640 Towne Centre Drive
San Diego, California 92121

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held May 17, 2001

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of Discovery Partners International, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held on May 17, 2001 (the “Annual Meeting”). The Annual Meeting will be held at 12:00 p.m. at the Hyatt Regency La Jolla, which is located at 3777 La Jolla Village Drive, San Diego, California. Stockholders of record on March 19, 2001 will be entitled to notice of and to vote at the Annual Meeting.

      This proxy statement and accompanying proxy were first mailed to stockholders on or about April 19, 2001.

Purpose of the Meeting

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice and are described in more detail in this proxy statement.

Voting

      On March 19, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were approximately 24,004,974 issued and outstanding shares of common stock, par value $.001. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 19, 2001. Stockholders may not cumulate votes in the election of directors.

      All votes will be tabulated by the inspector of election appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee. However, the directors will be elected by plurality vote, and votes that are withheld will be excluded entirely from the vote and will have no effect. All other matters to be acted upon by the stockholders at the Annual Meeting will require the approval of the holders of a majority of the outstanding common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. With respect to such matters, abstentions will have the effect of negative votes, and broker non-votes will not be counted for purposes of determining whether any of those proposals have been approved.

Proxies

      If the enclosed form of proxy is properly signed and returned, the shares will be voted at the Annual Meeting in accordance with the instructions you write on the proxy. If the proxy does not specify how the shares are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and this proxy statement. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Chief Financial Officer and Secretary of the Company at the Company’s principal executive offices at 9640 Towne Centre Drive, San Diego, CA 92121, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

      The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers or employees of the Company for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Discretionary Authority to Vote on Stockholder Proposals

      The proxy solicited by the board of directors for the Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

      The Company’s Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The board of directors currently consists of six persons. The class whose term of office expires at the Annual Meeting currently consists of two directors. Each director elected to this class will serve for a term of three years, expiring at the 2004 annual meeting of stockholders, or until his successor has been duly elected. Each of the nominees listed below is currently a director of the Company.

      The Company’s Certificate of Incorporation and Bylaws have fixed the size of the Company’s board of directors at seven directors. There is currently one vacancy on the board of directors in the class whose term of office expires at the 2003 annual meeting of stockholders. Pursuant to the Company’s Certificate of Incorporation and Bylaws, this vacancy will be filled by a majority vote of the board of directors at the time that an acceptable candidate is identified by the board of directors. Only directors that will serve as members of the class of directors whose term expires at the Annual Meeting will be elected at the Annual Meeting, and proxies cannot be voted for a greater number of directors than two.

      The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event either of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee that may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Nominee for Term Ending Upon the 2004 Annual Meeting of Stockholders

      Dieter Hoehn, age 60, has served as a member of our board of directors since November 1996. Since May 1996, Mr. Hoehn has been a self-employed management consultant. From 1984 until 1996, he was a member of the senior corporate management of the Hewlett-Packard Company, a provider of computing and imaging products, measurement solutions and services, where he served as Vice President in charge of the Bioscience Program from May 1995 until his retirement in April 1996 and Vice President in charge of the Analytical Products Group from May 1987 to April 1995. Mr. Hoehn also served as Vice Chairman of the Board of Directors of Hewlett-Packard Shanghai Analytical Products Co., Ltd., China, an analytical instruments company, and as a director of Yokogawa Analytical Systems, Inc., Japan, an analytical instruments company, until April 1999. He is a member of the Advisory Board of the Barnett Institute at Northeastern University. Mr. Hoehn received a B.S. in electrical engineering from the Technical College in Loerrach, Germany. Mr. Hoehn has also completed the Stanford University Executive Program.

      Colin Dollery, age 70, has served as a member of our board of directors since March 2001. Since 1996, Mr. Dollery has served as Senior Consultant, Research & Development, to Glaxo Smith Kline (formerly SmithKline Beecham), a public biopharmaceutical company. From 1991 to 1996, he was the dean of the Royal Post Graduate Medical School. Mr. Dollery received a B.S. in physiology and an M.B. chB from the University of Birmingham in Birmingham, England.

Continuing Directors for Term Ending Upon the 2002 Annual Meeting of Stockholders

      Andrew E. Senyei, M.D., age 51, has served as a member of our board of directors since April 1995. He has served as managing partner of Enterprise Partners, a venture capital firm, since 1999 and as general partner since 1988. Prior to joining Enterprise Partners, Dr. Senyei was a practicing clinician and Adjunct Associate Professor of Obstetrics, Gynecology and Pediatrics at the University of California, Irvine. Dr. Senyei received a B.A. in biology from Occidental College and an M.D. from Northwestern University.

      John P. Walker, age 52, has served as a member of our board of directors since April 2000. Since February 1993, Mr. Walker has served as Chairman of Axys Pharmaceuticals, Inc., a public biopharmaceuti-

cal company. From 1993 to January 2001, he was also Chief Executive Officer of Axys (including service from 1993 to 1997 as CEO of Arris Pharmaceutical Corporation, a predecessor corporation of Axys). Mr. Walker serves as Chairman of the Board of Directors of Microcide Pharmaceuticals, Inc., a biotechnology company, and as a director of Geron Corporation, a biotechnology company, and the Biotechnology Industry Organization. He received a B.A. from the State University of New York, at Buffalo.

Continuing Directors for Term Ending Upon the 2003 Annual Meeting of Stockholders

      Riccardo Pigliucci, age 54, has served as our President and Chief Executive Officer since May 1998 and chairman of our board of directors since May 1999. He previously served as Chief Executive Officer of Life Sciences International PLC, a supplier of scientific equipment and consumables to research, clinical and industrial markets, from 1996 to 1997. Prior to that, he held numerous management positions during his 23-year career at Perkin-Elmer Corporation, a life science and analytical instrument company, including President and Chief Operating Officer from 1993 to 1995. Mr. Pigliucci is also a director of Epoch Biosciences, Inc., a biotechnology company, Biosphere Medical, a medical device company, and Dionex Corporation, a provider of instrumentation and related accessories and chemicals, and a trustee of The Worcester Foundation for Biomedical Research, a not-for-profit biomedical research foundation. He is a member of the Advisory Board of Chemical & Engineering News. He received his degree in industrial chemistry from the Chemical Institute of Milan, Italy.

      Alan J. Lewis, Ph.D., age 55, has served as a member of our board of directors since April 2000. Since 1996, Dr. Lewis has been Chief Executive Officer and a director of Signal Pharmaceuticals, Inc., a drug discovery company. From 1994 to 1996, he was President of Signal. Prior to joining Signal, Dr. Lewis worked for 15 years at the Wyeth-Ayerst Research division of American Home Products Corporation, a pharmaceutical company, where he served as Vice President of Research from 1990 to 1994. Dr. Lewis currently serves as a Director of Allergan Specialty Therapeutics, Inc. a pharmaceutical company. Dr. Lewis received a B.S. in physiology and biochemistry from Southampton University and a Ph.D. in pharmacology from the University of Wales in Cardiff and completed his post-doctoral training at Yale University.

Board Meetings and Committees

      The board of directors of the Company held a total of six meetings and acted by unanimous written consent eight times during the fiscal year ended December 31, 2000. During such year, each director except Mr. Lewis attended at least 75% of the aggregate number of meetings of the board of directors and committees of the board on which he served which were held during the periods in which he served. Mr. Lewis attended four of the six board of directors and committee meetings that occurred during his period of service on the board and the Audit Committee of the board in the 2000 fiscal year.

      The Company has an Audit Committee and a Compensation Committee of the Board of Directors. The Company does not have a Nominating Committee or a committee that performs the functions of a Nominating Committee.

      The Audit Committee was established in May 1999. The Audit Committee reviews, acts on and reports to the board of directors on various auditing and accounting matters, including the recommendation of our independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, the performance of our independent auditors and our accounting practices. The members of our Audit Committee are Mr. Hoehn, Dr. Lewis and Dr. Senyei, each of whom is independent as defined under Rule 4200 of the National Association of Securities Dealers’ listing standards. The Audit Committee held two meetings during the fiscal year ended December 31, 2000. The Audit Committee is governed by a written charter that was approved by the Board of Directors. A copy of this charter is included as Appendix A to this proxy statement.

      The Compensation Committee was established in May 1999. The Compensation Committee determines the salaries of management employees and benefits for our employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and stock purchase plans. The members of our Compensation Committee are currently Mr. Walker and Mr. Dollery. During the 2000 fiscal year, the members of the Compensation Committee were Messrs. Walker, Heidrich and Milder. The Compensation Committee held two meetings during the fiscal year ended December 31, 2000.

Director Compensation

      We currently pay each of our non-employee directors, which consist of Messrs. Hoehn, Walker and Dollery and Drs. Lewis and Senyei, $1,000 per board meeting attended and $500 for each committee meeting attended, plus the reimbursement of related expenses.

      In addition, each current non-employee director who was a non-employee director at the time of the Company’s initial public offering of common stock (the “IPO”) received a non-qualified option to purchase 25,000 shares of our common stock following the completion of the IPO. Each of these options has an exercise price of $19.88.

      Under our automatic option grant program, which is a component of our 2000 Stock Incentive Plan, each individual who first becomes a non-employee board member at any time after the completion of the IPO will automatically receive an option grant for 25,000 shares on the date such individual joins the board, provided such individual has not been in our prior employ. Mr. Dollery received a non-qualified option under this program to purchase 25,000 shares of our common stock at an exercise price of $6.38 on March 31, 2001, the day he joined our board of directors. In addition, on the date of each annual stockholders meeting held after the completion of the IPO, each non-employee board member who is to continue to serve as a non-employee board member, including each of our current non-employee board members, will automatically be granted an option to purchase 10,000 shares of common stock, provided such individual has served on our board for at least six months.

      Each grant made to our directors after the IPO had, and each automatic grant made under the automatic option grant program will have, an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of 10 years, subject to earlier termination following the optionee’s cessation of board service. Each such option will be immediately exercisable for all of the option shares; however, we may repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested at the time of the optionee’s cessation of board service. The shares subject to these options will vest in a series of 4 successive annual installments upon the optionee’s completion of each year of board service over the 4-year period measured from the grant date, except that the shares subject to each annual 10,000-share automatic option grant will vest upon the optionee’s completion of one year of board service measured from the grant date. All of the shares subject to these options will immediately vest in full upon certain changes in control or ownership or upon the optionee’s death or disability while a board member.

      We entered into a Directorship Agreement with Mr. Hoehn on December 16, 1996. This agreement provided for payments to Mr. Hoehn of $1,500 per full business day that he performed his duties as a director, plus the reimbursement of related expenses. In addition, this agreement provided for a one-time grant of a non-qualified stock option to purchase 10,000 shares of our common stock pursuant to the terms of our 1995 Stock Option/ Stock Issuance Plan. This agreement was terminated by us and Mr. Hoehn in May 2000. In the fiscal year ended December 31, 2000, we paid Mr. Hoehn a total of $12,000 in consulting fees and for service on our Board of Directors. Mr. Dollery has been a member of our Scientific Advisory Board since May 1999, and he is paid $10,000 per year for his services in that capacity. No other director has received any consulting fees from us at any time.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends a vote FOR Dieter Hoehn and Colin Dollery.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

      The Company is asking the stockholders to ratify the board of directors’ selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2001.

      In the event the stockholders fail to ratify the selection, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the board of directors feels that such a change would be in the Company’s and its stockholders’ best interests.

      Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented and voting at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

Audit Fees

      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company’s Forms 10-Q for the quarters ended June 30, 2000 and September 30, 2000 were $142,190.

Financial Information Systems Design and Implementation Fees

      Ernst & Young LLP did not render any professional services to us during the 2000 fiscal year with respect to financial information systems design and implementation.

All Other Fees

      The aggregate fees billed by Ernst & Young LLP for professional services other than as stated under the caption “Audit Fees” above were $381,930, including audit-related services of $341,200 and non-audit services of $40,730. Audit-related services included fees for SEC registration statement filings and accounting consultations. Non-audit services included fees for tax consultation, tax preparation and other consultations. The audit committee of the Board of Directors considers the provision of these services to be compatible with maintaining the independence of Ernst & Young LLP.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the year ending December 31, 2001.

Board Audit Committee Report on Independent Auditors

      The following is the report delivered by the Audit Committee of the Company’s board of directors with respect to the principal factors considered by such Committee in its oversight of the accounting, auditing and financial reporting practices of the Company for fiscal year 2000.

      In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors, Ernst & Young LLP, written disclosures and a letter describing all relationships between the auditors and the Company that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence.

      The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

      The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000 with management and the independent auditors.

      Based on the above, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Dieter Hoehn
Alan J. Lewis
Andrew E. Senyei, M.D.

OTHER MATTERS

      The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares as the board of directors may recommend. By the execution of the enclosed proxy, you grant discretionary authority with respect to such other matters.

PRINCIPAL STOCKHOLDERS AND

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

      The following table shows information known to us with respect to the beneficial ownership of our common stock as of February 28, 2001 by:

•	each person or group of affiliated persons who is known by us to own beneficially more than 5% of our common stock;

•	each of our directors and nominees for director;

•	our Chief Executive Officer and our four other highest-paid executive officers in the fiscal year ended December 31, 2000 (collectively referred to as the “Named Executive Officers”); and

•	all of our directors and executive officers as a group.

      Except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. The column titled “Number of Shares Underlying Options” lists shares of common stock subject to stock options which were exercisable or will become exercisable within 60 days after February 28, 2001. These shares underlying options are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. The address for those persons for which an address is not otherwise indicated is: 9640 Towne Centre Drive, San Diego, California 92121.

	Number of	Number of Shares
	Shares	Underlying	Percent
	Beneficially	Options and	of Class
Beneficial Owner	Owned	Warrants	Owned

Directors and Named Executive Officers

Riccardo Pigliucci	614,007	0	2.6

Richard Brown	58,500	101,500	*

David Coffen	0	100,000	*

Jack Fitzpatrick	75,000	85,000	*

John Lillig	105,000	80,000	*

Colin Dollery	0	5,000	*

Dieter Hoehn	25,000	25,000	*

Alan Lewis	0	25,000	*

Andrew Senyei(1)	2,353,490	25,000	9.9

John Walker(2)	7,425,000	225,000	31.6

All directors and executive officers as a group (12 persons)(3)	10,655,997	796,500	46.2

Other Five Percent Stockholders

Axys Pharmaceuticals, Inc.(4)	7,425,000	200,000	31.5

Entities Affiliated with Enterprise Partners(5)	2,353,490	0	9.8

Entities Affiliated with Mayfield Fund(6)	2,258,703	0	9.4

Entities Affiliated with Crosspoint Ventures(7)	1,874,013	0	7.8

*	Less than 1%

(1)	Includes 2,180,282 shares held by Enterprise Partners III, L.P. and 173,208 shares held by Enterprise Partners III Associates, L.P. Dr. Senyei, the managing partner of each of these entities, disclaims beneficial ownership in such shares, except to the extent of his pecuniary interest in each of the limited partnerships. The shares listed as underlying options are held by Dr. Senyei in his individual capacity.

(2)	Consists of 7,425,000 shares and a warrant to purchase 200,000 shares held by Axys Pharmaceuticals, Inc. Mr. Walker, Chairman of Axys Pharmaceuticals, is the beneficial owner of 84,375 of these shares as a result of a compensation plan implemented by Axys Pharmaceuticals. Mr. Walker disclaims beneficial ownership of the remainder of these 7,625,000 shares, except to the extent of his pecuniary interest in Axys Pharmaceuticals. The remaining 25,000 shares listed in the column titled “Number of Shares Underlying Options and Warrants” are shares underlying options held by Mr. Walker in his individual capacity.

(3)	Includes each director and officer listed, and in addition includes Heinrich Zinsli and Arnold Hagler. Dr. Zinsli owns 75,000 options to purchase our common stock that are exercisable within 60 days of February 28, 2001. Dr. Hagler owns 50,000 options to purchase our common stock that are exercisable within 60 days of February 28, 2001.

(4)	We have entered into a standstill agreement with Axys Pharmaceuticals, Inc. pursuant to which Axys has agreed for itself and its affiliates not to acquire any of our additional voting securities or those of our subsidiaries, and not to undertake any proxy contest. The stockholder’s business address is 180 Kimball Way, South San Francisco, CA 94080.

(5)	Includes 2,180,282 shares held by Enterprise Partners III, L.P. and 173,208 shares held by Enterprise Partners III Associates, L.P. The stockholder’s business address is 7979 Ivanhoe Ave., Suite 550, La Jolla, CA 92037. Dr. Senyei, the managing partner of each of these entities, disclaims beneficial ownership in such shares, except to the extent of his pecuniary interest in each of the limited partnerships. Enterprise Partners III, L.P. has shared voting power over 2,180,282 shares and shared dispositive power over 2,180,282 shares, and Enterprise Partners III Associates, L.P. has shared voting power over 173,208 shares and shared dispositive power over 173,208 shares.

(6)	Includes 2,145,775 shares held by Mayfield VIII and 112,928 shares held by Mayfield Associates Fund II. The stockholder’s business address is 2800 Sand Hill Road, Menlo Park, CA 94025. Mayfield VIII has shared voting power over 2,145,775 shares and shared dispositive power over 2,145,775 shares, and Mayfield Associates Fund II has shared voting power over 112,928 shares and shared dispositive power over 112,928 shares.

(7)	Includes 1,145,680 shares held by Crosspoint Venture Partners 1996 and 728,333 shares held by Crosspoint Venture Partners LS-1997. The stockholder’s business address is 18552 MacArthur Blvd., Suite 400, Irvine, CA 92612. Crosspoint Venture Partners 1996 has shared voting power over 1,145,680 shares and shared dispositive power over 1,145,680 shares, and Crosspoint Venture Partners LS-1997 has shared voting power over 728,333 shares and shared dispositive power over 728,333 shares.

EXECUTIVE OFFICERS

      The executive officers of the Company as of March 31, 2001 are as follows:

Name	Age	Position

Riccardo Pigliucci	54	President, Chief Executive Officer and Chairman

Jack Fitzpatrick	46	Chief Financial Officer, Vice President Finance and Administration and Secretary

David Coffen, Ph.D.	62	Chief Scientific Officer

Richard Brown, Ph.D.	48	Vice President; President of the IRORI group

Arnold Hagler, Ph.D.	59	Vice President; President of the Structural Proteomics group

John Lillig	51	Chief Technologist

Heinrich Zinsli, Ph.D.	60	Vice President; President of the Discovery Technologies group

Business Experience of Executive Officers

      Riccardo Pigliucci has served as our President and Chief Executive Officer since May 1998 and Chairman of our board of directors since May 1999. See “Election of Directors” for a discussion of his business experience.

      Jack Fitzpatrick has served as our Chief Financial Officer since September 1997. From 1995 until joining us, he served as Chief Financial Officer of Broadband Innovations, Inc., a telecommunications technology company formerly known as Multichannel Communication Sciences, Inc. Mr. Fitzpatrick received a B.A. in applied mathematics, an M.S. in computer science and an M.B.A. from Harvard University.

      David Coffen, Ph.D. has served as our Chief Scientific Officer since November 1998. From 1995 until joining us, he served as Senior Vice President of Chemistry at ArQule, Inc., a drug discovery company focusing on lead generation, qualification and optimization programs. Prior to joining ArQule, Dr. Coffen held the position of Vice President Molecular Sciences at Hoffmann-La Roche Inc., a research-oriented healthcare group, where he served in numerous research and development positions during his 24-year career. Dr. Coffen received a B.S. in chemistry from the University of Toronto and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology.

      Richard Brown, Ph.D. has served as President of our IRORI group since August 1999 and has been with us since 1996. From 1983 to 1995, he served as Director of Marketing for Zymark Corporation, a provider of laboratory automation products and services. Dr. Brown received a B.A. in chemistry from Massachusetts State College and a Ph.D. in chemistry from the University of Massachusetts.

      Arnold Hagler, Ph.D. has served as President of Structural Proteomics since May 2000. In 1997, Dr. Hagler founded ScienceMedia.com, an educational software company, and currently serves as its CEO and Chairperson. From 1984 to June 1997, Dr. Hagler was with Biosym Technologies, Inc., a computational software company which he founded. Since 1998 Dr. Hagler has been Adjunct Professor of Chemistry at the University of Massachusetts at Amherst. He received a B.S. in chemistry and a Ph.D. in physical chemistry from Cornell University.

      John Lillig has served as Chief Technologist since August 1999 and was a Vice President of the Company from August 1996 until August 1999. From 1991 until 1996, he served as Division Manager of the Analytical Systems Division of Bio-Rad Laboratories, a provider of analytical instrumentation and clinical diagnostics. Prior to that, Mr. Lillig served in positions of increasing responsibility, including Director of Engineering, for over 18 years at Beckman Instruments, a provider of laboratory systems. Mr. Lillig received a B.S. in electrical engineering from California Polytechnical University.

      Heinrich Zinsli, Ph.D. has served as President of Discovery Technologies since September 1999. Prior to that, beginning in 1997, he served as its Chairman. From 1989 until 1996, he was the head of Corporate Business Development at Ciba-Geigy Ltd., a chemical and pharmaceutical company now known as Sandoz Ltd. Dr. Zinsli also serves as a director of Paradigm Genetics, a biotechnology company, and Plasmon, PLC, an information storage technology company. Dr. Zinsli had over 30 years of experience at Ciba-Geigy Ltd. He received his Ph.D. in economics from the University of St. Gall, Switzerland.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning the compensation earned by the Named Executive Officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal year ended December 31, 2000. The same information is provided for 1999 as well, to enable comparison.

SUMMARY COMPENSATION TABLE

	Annual Compensation

				Long-Term
				Compensation
				Securities	All Other
				Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Options/SARs (#)	($)(2)

Riccardo Pigliucci	2000	379,896	165,000	—	52,674
President and CEO	1999	350,000	140,000	—	129,416

David Coffen	2000	229,247	46,200	—	2,251
Chief Scientific Officer	1999	219,000	41,250	100,000	—

Jack Fitzpatrick	2000	208,333	60,000	—	437
Chief Financial Officer,	1999	196,513	32,500	—	—
Vice President Finance and Administration

Richard Brown	2000	208,333	25,000	—	30,272
Vice President of the	1999	195,477	65,500	—	—
Company;
President of IRORI group

John Lillig	2000	208,333	21,000	—	669
Chief Technologist	1999	198,334	30,000	—	—

(1)	The amounts in this column represent bonuses that were compensation for services performed in the fiscal year indicated, but that were set by the Compensation Committee and paid to the executive officers in the next fiscal year. For example, Mr. Pigliucci’s bonus of $165,000 was compensation for services he performed in the fiscal year ended December 31, 2000, but was set by the Compensation Committee and paid to Mr. Pigliucci in 2001.

(2)	Unless otherwise noted, the amounts in this column represent the value of life insurance received by the Named Executive Officers. In 2000, Mr. Pigliucci received life insurance coverage valued at $1,242 and payments for reimbursement of relocation expenses and mortgage assistance amounting to $51,432. The value shown in this column for 1999 for Mr. Pigliucci solely represents payments for reimbursement of relocation expenses and mortgage assistance. In 2000, Mr. Brown received life insurance coverage valued at $437 and payments for reimbursement of relocation expenses and mortgage assistance amounting to $29,835.

Grants of Stock Options and Stock Appreciation Rights

      No stock option grants were made to the Named Executive Officers during the fiscal year ended December 31, 2000, and no stock appreciation rights were granted to the Named Executive Officers during that fiscal year.

Option/ SAR Exercises and Holdings

      The following table sets forth certain information concerning option exercises and holdings for the fiscal year ended December 31, 2000 with respect to each of the Named Executive Officers. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying
	Shares		Unexercised Options/SARs
	Acquired Upon	Value	at December 31, 2000
	Option	Realized
Name	Exercise(s) (#)	($)(1)	Exercisable (#)	Unexercisable (#)

Riccardo Pigliucci	—	—	—	—

David Coffen	—	—	100,000	—

Jack Fitzpatrick	75,000	352,500	85,000	—

Richard Brown	58,500	275,000	101,500	—

John Lillig	—	—	100,000	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Value of Unexercised In-the-Money
	Options/SARs at
	December 31, 2000(2)

Name	Exercisable ($)	Unexercisable ($)

Riccardo Pigliucci	—	—

David Coffen	1,062,500	—

Jack Fitzpatrick	996,625	—

Richard Brown	1,190,088	—

John Lillig	1,172,500	—

(1)	Value realized upon option exercises is equal to the fair market value of the securities underlying the option at the time of exercise less the exercise price payable for those securities.

(2)	Value of unexercised in-the-money options is equal to the fair market value of the securities underlying the option at fiscal year-end ($12.125 per share) less the exercise price payable for those securities.

Employment Contracts, Severance Agreements and Change of Control Arrangements

      On May 5, 1998, we entered into an employment agreement with Mr. Pigliucci to serve as our President and Chief Executive Officer. This agreement provides an indefinite term and is terminable by Mr. Pigliucci or us at any time without cause. Under this agreement, we paid Mr. Pigliucci an initial annual base salary of $350,000 (which is subject to upward adjustments) and an annual target bonus equal to 50% of his base salary (which bonus will be prorated for partial performance of annual goals). In addition, under this agreement we reimbursed Mr. Pigliucci for relocation expenses and mortgage assistance in moving from the Weston, Connecticut area to the San Diego area, and Mr. Pigliucci was granted an option to purchase 600,000 shares of our common stock, which vests over a four-year period, with 25% vesting upon the completion of one year of service and the remainder vesting in equal monthly installments over the next 36 months of service. Mr. Pigliucci exercised this option in full in December 1998 and January 1999 and, at Mr. Pigliucci’s election, he paid the purchase price for such shares in the form of two full recourse promissory notes to us bearing the minimum applicable federal interest rate. We also granted Mr. Pigliucci the right to maintain his percentage ownership of our equity by purchasing equity securities that are offered by us at any time (with limited enumerated exceptions) on the same terms and conditions as other purchasers, which right did not apply to shares offered in the IPO and terminated upon the consummation of the IPO.

      If we terminate Mr. Pigliucci’s employment other than for cause, or if Mr. Pigliucci terminates his employment upon our breach of this employment agreement (including in the event this employment agreement is not assumed in full by a successor company upon a change in control), we will automatically retain Mr. Pigliucci as a consultant to us for one year. Under this arrangement, Mr. Pigliucci will be available to provide consulting services to us for up to fifteen hours each month, and we will pay him a monthly consulting fee of one-twelfth of his base salary at the time of termination of his employment.

      The Company does not have any existing employment agreements with any other Named Executive Officer.

      The Compensation Committee of the Board of Directors, as Plan Administrator of the 2000 Stock Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individuals, in connection with certain changes in control of the Company or the subsequent termination of the officer’s employment following the change in control event.

      In addition, in the event that the Company is acquired by merger or asset sale, each outstanding option under the discretionary option grant program of our 2000 Stock Incentive Plan, including those held by the Named Executive Officers, which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation. Also, outstanding options under the salary investment, automatic option and director fee option grant programs (not all of which are currently operative) of our 2000 Stock Incentive Plan will immediately vest if we are acquired by a merger or asset sale or if there is a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is currently composed of Messrs. Dollery and Walker. During the 2000 fiscal year, the members of the Compensation Committee were Mr. Walker, Mr. A. Grant Heidrich, III and Mr. Donald Milder. No member of the Compensation Committee was at any time during the 2000 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

      Mr. Walker is Chairman of Axys Pharmaceuticals. He also served as President of Axys Pharmaceuticals until January 2001. On April 28, 2000, we acquired Axys Advanced Technologies, Inc. (“AAT”) from Axys Pharmaceuticals, Inc. Axys Pharmaceuticals owned 10,000,000 shares of the 10,006,250 issued and outstanding shares of common stock of AAT, and received 7,425,000 shares of our common stock, a promissory note in the principal amount of $550,000 and $50,000 in cash as merger consideration. In connection with this merger, we also issued a warrant to Axys to purchase 200,000 shares of our common stock at a per-share price of $8.00.

      In connection with our acquisition of AAT, we have entered into a Standstill Agreement with Axys Pharmaceuticals, Inc. pursuant to which Axys Pharmaceuticals has agreed for itself and its affiliates that until the later of the date on which Axys Pharmaceuticals and its affiliates hold less than 5% of our then-outstanding common stock or April 28, 2010, Axys and its affiliates will not, without our prior written consent: (a) acquire any of our voting securities or those of our subsidiaries, (b) solicit proxies for the voting of our voting securities, (c) make any public announcement or submit any proposal for any extraordinary transaction (other than a sale) of our voting securities or assets, (d) form or join in any group for the voting of our voting securities or (e) otherwise seek to influence our management, board or policies. In addition, we agreed that at each annual meeting of our stockholders at any time during which our shares are publicly traded, we will include on our management slate of director nominees the number of persons designated by Axys Pharmaceuticals that Axys Pharmaceuticals could elect (if “cumulative voting” was applicable) solely through the voting of our voting securities that it owns, provided that in any case the maximum number of such persons will be one less than the number that would constitute a majority of the members of our board of directors. In addition, as long as we have a classified board of directors, this will be construed in each year to allow such number of nominees minus the number of previous Axys Pharmaceuticals nominees who will remain on the Board because their three-year terms do not expire that year. Currently, under this arrangement Axys Pharmaceuticals would be entitled to nominate 2 directors for election. The 2 currently-designated Axys Pharmaceuticals directors are John Walker and Alan Lewis, neither of whom will be subject to reelection at the Annual Meeting. Accordingly, Axys Pharmaceuticals has not nominated any designees for election at the Annual Meeting. Axys Pharmaceuticals agreed in the Standstill Agreement to vote each year for the entire management slate of director nominees.

      At the time we acquired AAT, we entered into a Compound Supply Agreement with Axys Pharmaceuticals pursuant to which we provide combinatorial chemistry products and services to Axys Pharmaceuticals. In the fiscal year ended December 31, 2000, Axys Pharmaceuticals paid us a total of $2,364,764 under this agreement.

      We lease our facility in South San Francisco, California from Axys Pharmaceuticals. In the fiscal year ended December 31, 2000, we paid Axys Pharmaceuticals a total of $238,994 under this agreement.

      Mr. Milder is general partner of the Crosspoint group of funds, which is one of the stockholders that beneficially owns more than 5% of our common stock. On March 9, 2000, we borrowed $2.0 million from Crosspoint Venture Partners LS-1997, and issued to Crosspoint Venture Partners LS-1997 a convertible promissory note bearing interest at 8% per annum. In addition, we issued Crosspoint Venture Partners LS-1997 a warrant to purchase for $5.00 per share a number of shares of our Series E Preferred Stock that was tied to the amount of time that its promissory note had any unpaid balance. On April 7, 2000, this convertible promissory note was satisfied in full by converting $2,012,712 of principal and interest into 251,589 shares Series E Preferred Stock. In addition, on April 7, 2000 the number of shares of Series E Preferred Stock underlying the warrant was set at 78,246. This warrant was exercised on a net-exercise basis for 56,511 shares of our Series E Preferred Stock prior to its scheduled expiration upon the consummation of the IPO. Upon the consummation of the IPO, the shares of Series E Preferred Stock held by Crosspoint Venture Partners LS-1997 were automatically converted into 308,100 shares of our common stock.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

Board Compensation Committee Report on Executive Compensation

      The following is the report delivered by the Compensation Committee of the Company’s board of directors with respect to the principal factors considered by such Committee in determining the compensation of the Company’s executive officers.

      As members of the Compensation Committee of the Board of Directors, it is our duty to set the base salary of the Company’s executive officers and to administer the Company’s 2000 Stock Incentive Plan under which grants may be made to them and other key employees. In addition, we approve the individual bonus programs to be effective for the executive officers each fiscal year.

      General Compensation Policy. Our fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is our objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package is comprised of three elements:

•	base salary, which reflects individual performance and is designed primarily to be competitive with salary levels in the industry,

•	annual variable performance awards payable in cash and tied to the achievement of performance goals established by us, and

•	long-term, stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders.

As an officer’s level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon the Company’s performance and stock price appreciation rather than base salary.

      Factors. The principal factors which we considered in establishing the components of each executive officer’s compensation package for the 2000 fiscal year are summarized below. We may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

      Base Salary. The base salary for each officer is set on the basis of:

•	industry experience, knowledge and qualifications,

•	the salary levels in effect for comparable positions within the Company’s principal-industry marketplace competitors, and

•	internal comparability considerations.

We made our decisions as to the appropriate market level of base salary for each executive officer on the basis of our understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. We estimate that the salary levels of the Company’s executive officers range from the 40th percentile to the 70th percentile of the salary levels in effect for comparable positions at those other companies.

      Annual Incentive Compensation. Annual bonuses are earned by each executive officer solely on the basis of the achievement of both corporate performance targets and individual performance targets we establish at the start of the fiscal year. For fiscal year 2000, the performance targets were based upon key corporate objectives, and each executive was evaluated in relation to his or her contribution to the attainment of those targets.

      Long-Term Incentive Compensation. During 2000, we approved the grant of stock options to certain executive officers (but not our Named Executive Officers) under our 2000 Stock Incentive Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant was based on the officer’s level of responsibilities and relative position in the Company.

      Each grant allows the officer to acquire shares of common stock at the market price on the grant date over a specified period of time, up to 10 years. Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term.

      CEO Compensation. In setting the compensation payable to the Company’s Chief Executive Officer, Mr. Pigliucci, we have sought to be competitive with other companies in the industry, while at the same time tying a significant percentage of such compensation to the Company’s performance and stock price appreciation. As described above under “Employment Contracts, Severance Agreements and Change in Control Agreements,” an employment agreement between the Company and Mr. Pigliucci sets forth the terms and conditions, including minimum compensation, governing Mr. Pigliucci’s employment.

      We established Mr. Pigliucci’s base salary upon our evaluation of his personal performance and our objective to have his base salary keep pace with salaries being paid to similarly situated chief executive officers. We estimate that his base salary is at the 40th to 60th percentile of the salary levels paid to such other chief executive officers.

      The remaining components of Mr. Pigliucci’s 2000 fiscal year compensation, however, were entirely dependent upon his and the Company’s performance and provided no dollar guarantees. The cash bonus paid to him for the 2000 fiscal year was based entirely on the Company’s attainment of certain objectives based on key corporate goals. These goals related to the Company’s financings, growth both organically and through strategic acquisitions, financial performance and building of the Company’s infrastructure. If all of the goals were fully achieved in the year 2000, Mr. Pigliucci’s bonus would have been 50% of his base salary for that year.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid in cash to the Company’s executive officers for the 2000 fiscal year did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to the Company’s executive officers for fiscal 2001 will exceed that limit. The 2000 Stock Incentive Plan has been structured so that any compensation paid in connection with the exercise of options grants under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation, and therefore will not be subject to the $1.0 million limitation.

      It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensations in a balanced and reasonable manner, for both the short- and long-term.

      We conclude our report with the acknowledgement that no member of the Compensation Committee is a current officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE

John Walker
A. Grant Heidrich, III
Donald Milder

Performance Graph

      The graph below shows a comparison of cumulative total stockholder returns during the period beginning on July 27, 2000, the commencement date of the IPO, and ending on December 31, 2000, for our common stock, the Nasdaq Stock Market (U.S. Companies) Index (“Nasdaq-US”), and the Nasdaq Pharmaceuticals Index (“Nasdaq-PH”). The graph assumes that $100 was invested in the Company’s Common Stock and in each index on July 27, 2000, and that all dividends were reinvested. No cash dividends have been declared or paid on the Company’s common stock.

      The stockholder return shown on the graph below is not necessarily indicative of future performance, and the Company will not make or endorse any predictions as to future stockholder returns.

	July 27,	Sept. 30,	Dec. 31,
	2000	2000	2000

Discovery Partners International	100.00	112.85	67.36
Nasdaq — US	100.00	95.26	63.84
Nasdaq — PH	100.00	112.28	93.20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sales of Preferred Stock

      On April 7, 2000, we sold 1,392,503 shares of our Series E convertible preferred stock at a purchase price of $8.00 per share, for an aggregate purchase price of $11.1 million. Enterprise Partners III, L.P. purchased 237,639 shares of Series E Preferred Stock, and Enterprise Partners III Associates, L.P. purchased 18,880 shares of Series E Preferred Stock. Dr. Senyei, one of our directors, is the managing partner of each of these entities, and he disclaims beneficial ownership in such shares, except to the extent of his pecuniary interest in each of the limited partnerships. Mayfield VIII purchased 243,694 shares of Series E Preferred Stock, and Mayfield Associates Fund II purchased 12,826 shares of Series E Preferred Stock. Crosspoint Venture Partners LS-1997 purchased 251,589 shares of Series E Preferred Stock. The Enterprise, Mayfield and Crosspoint fund groups are each holders of more than 5% of our common stock.

Certain Option Grants and Option Exercises

      On May 5, 2000, we granted Arnold Hagler an option to purchase 50,000 shares of our common stock at a per-share exercise price of $8.00. Twenty-five percent of the shares that are subject to Dr. Hagler’s option vest on each anniversary of the grant date.

      On January 19, 2000, we granted Dr. Heinrich Zinsli an option to purchase 75,000 shares of our common stock at a per-share price of $2.50, with 25% vesting upon the completion of one year of service and the remainder vesting in equal monthly installments over the next 36 months of service.

      Please see “Election of Directors — Director Compensation” for information regarding option grants in the fiscal year ended December 31, 2000 to our directors.

      On January 18, 2000, Dieter Hoehn, one of our directors, exercised an option to purchase 10,000 shares of our common stock at price of $0.30 per share. Also on that date, Mr. Hoehn exercised an option to purchase 10,000 shares of our common stock at price of $1.50 per share. Please see “Executive Compensation and Other Information — Option/ SAR Exercises and Holdings” for information regarding option exercises in the fiscal year ended December 31, 2000 by our Named Executive Officers.

Other Transactions

      On May 5, 2000, we entered into a Stock Purchase Agreement with Structural Proteomics, Inc. pursuant to which we acquired 75% of the outstanding shares of Structural Proteomics for a total consideration of $1.0 million in cash and 150,000 shares of our common stock. The cash portion of this consideration was for newly issued shares of Structural Proteomics. Arnold Hagler owns 5.5% of the outstanding shares of Structural Proteomics.

      In connection with our acquisition of voting stock of Structural Proteomics, on May 5, 2000 we entered into a Rights Agreement with Arnold Hagler and two other shareholders of Structural Proteomics (collectively, the “Founders”) pursuant to which Structural Proteomics granted us a right of first offer with respect to all future sales of any class or series of its capital stock. This right of first offer does not apply to securities issued in connection with strategic alliances, and it terminates just prior to Structural Proteomics’ initial public offering. In addition, we granted the Founders the option, acting as a group on the first anniversary of the closing of the IPO, to exchange up to 25% of the Structural Proteomics stock that they held as of the closing of the IPO for a number of shares of our common stock that is based upon a valuation of the common stock of Structural Proteomics that depends upon the total revenues of Structural Proteomics over the previous 12-month period. On each subsequent anniversary of the closing of the IPO, the Founders will have the right to similarly exchange an additional 25% of the Structural Proteomics stock they held as of the closing of the IPO (plus all other stock eligible to be exchanged pursuant to this agreement that has not previously been exchanged). Further, the Founders granted us the option to exchange shares of our common stock for a portion of the shares of Structural Proteomics stock held by the Founders. If on the first anniversary of the closing of the IPO all issued and outstanding shares of Structural Proteomics stock are valued in the aggregate above $30.0 million, we will have the option to exchange our stock for up to 25% of the Structural Proteomics stock held by the Founders as of the closing of the IPO. The number of shares of our stock to be exchanged will be calculated on the same basis as for the Founders’ option. On each subsequent anniversary of the closing of the IPO, we will have the option to similarly exchange our stock for an additional 25% of the Structural Proteomics stock held by the Founders as of the closing of the IPO (plus all other stock eligible to be exchanged pursuant to this agreement that has not previously been exchanged). If on the first anniversary of the closing of the IPO all issued and outstanding shares of Structural Proteomics stock are valued in the aggregate below $30.0 million, our option reverts to an option, exercisable on the third anniversary of the closing of the IPO, to exchange 50% of the Structural Proteomics stock held by the Founders on the date of the closing of the IPO for our stock. In that case, the remaining 50% of such stock would be subject to our exchange option on the fourth anniversary of the closing of the IPO .

      Please see “Compensation Committee Interlocks and Insider Participation” for information regarding transactions in 2000 involving Axys Pharmaceuticals, Inc. and Mr. Walker, one of our directors, who is Chairman and a director of Axys Pharmaceuticals.

      We have entered into an Employment Agreement with Mr. Pigliucci. Please see “Executive Compensation and Other Information — Employment Contracts, Severance Agreement and Change of Control Arrangements” for more details regarding this agreement.

      Pursuant to our Key Employment Agreement with Riccardo Pigliucci, Mr. Pigliucci exercised his right to borrow from us the aggregate exercise price of $240,000 to purchase 600,000 shares of our common stock pursuant to stock options held by Mr. Pigliucci. In connection with these exercises, Mr. Pigliucci issued to us a promissory note dated November 30, 1998 and due November 30, 2005, having a principal amount of $172,000 and an interest rate of 4.51% per annum prior to the maturity date and 10% thereafter. Mr. Pigliucci also issued us a promissory note dated January 31, 1999 and due January 31, 2006, having a principal amount of $68,000 and an interest rate of 4.64% per annum prior to the maturity date and 10% thereafter. At the time Mr. Pigliucci issued each of these notes to us, he also entered into a Pledge Agreement with us under which he granted us a security interest in the shares that he purchased using the note as consideration. The largest amount of indebtedness outstanding during the 2000 fiscal year under each of these promissory notes was $187,515 and $74,694, respectively.

      In addition to the indemnification provisions contained in the Company’s Restated Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These indemnification agreements will require us to indemnify our officers and directors to the fullest extent permitted by Delaware law.

      Under the terms of an agreement with some of our stockholders, certain holders of our common stock, including Mr. Pigliucci and the Enterprise, Mayfield and Crosspoint groups of funds, are entitled to require the registration of their shares under the Securities Act of 1933, as amended (the “1933 Act”). Some of these holders may exercise “demand rights” entitling them to require that we register their shares under 1933 Act, subject to limitations described in the relevant agreement. We are not required to effect more than two registrations for such holders pursuant to these demand registration rights. These demand rights commence on June 27, 2001 and expire five years from that date. Further, holders of all of the registrable securities are entitled to piggyback registration rights with respect to the registration of their shares of common stock. If we propose to register any shares of common stock either for our account or for the account of other security holders, the holders of shares having piggyback rights are entitled to receive notice of the registration, subject to some limitations. Further, at any time after we become eligible to file a registration statement on Form S-3, certain holders of registrable securities may require us to file registration statements under the 1933 Act on Form S-3 with respect to such shares. These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock held by security holders with registration rights to be included in such registration. We are generally required to bear all of the expenses of all these registrations, including the reasonable fees of a single counsel acting on behalf of all selling stockholders, except underwriting discounts and selling commissions. Registration of any shares of common stock held by security holders with registration rights would result in those shares becoming freely tradable without restriction under the 1933 Act immediately upon effectiveness of registration.

      All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on review of the copies of such forms furnished to the Company, or written representations or the Company’s knowledge that no Forms 5s were required, the Company believes that, during the period from January 2000 through December 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

STOCKHOLDER PROPOSALS FOR 2002 PROXY STATEMENT

      Under the present rules of the SEC, the deadline for stockholders to submit proposals to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting of stockholders is expected to be December 20, 2001 (120 days prior to April 19, 2002). Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the SEC and the procedures set forth in the Bylaws of the Company, which require notice to be delivered or mailed and received at the Company’s executive offices on or before January 18, 2002 (120 days prior to the anniversary of May 17, 2001).

      In addition, the proxy solicited by the Board of Directors for the year 2002 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal no later than January 18, 2002.

ANNUAL REPORT

      A copy of the Annual Report of the Company for the 2000 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

      The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 27, 2001. Stockholders may obtain a copy of this report, without charge, by writing to Jack Fitzpatrick, Chief Financial Officer and Vice President, Finance and Administration of the Company, at the Company’s principal executive offices located at 9640 Towne Centre Drive, San Diego, CA 92121.

BY ORDER OF THE BOARD OF DIRECTORS

Jack Fitzpatrick
Chief Financial Officer and Secretary

Dated:  April 19, 2001

APPENDIX A

AUDIT COMMITTEE CHARTER

I. Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation’s audit and financial reporting process.

      The independent accountants’ ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. Composition

      The Audit Committee shall be comprised of three or more independent directors.

      All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. Meetings

      The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV. Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

1. Review this Charter at least annually and recommend any changes to the Board.

2. Review the organization’s annual financial statements and any other relevant reports or other financial information.

3. Review the regular internal financial reports prepared by management and any internal auditing department.

4. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6. Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

7. Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

A-1

DISCOVERY PARTNERS INTERNATIONAL, INC.
PROXY

Annual Meeting of Stockholders, May 17, 2001

This Proxy is Solicited on Behalf of the Board of Directors of
Discovery Partners International, Inc.

      The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 17, 2001 and the Proxy Statement and appoints Riccardo Pigliucci and Jack Fitzpatrick, and each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Discovery Partners International, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, CA 92121 on Thursday, May 17, 2001 at 12:00 p.m. Pacific Daylight Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth herein.

1.	To elect directors to serve for a three-year term ending in the year 2004 or until their successors are duly elected;

				FOR	WITHHOLD AUTHORITY TO VOTE

	Dieter Hoehn			[ ]	[ ]

	Colin Dollery			[ ]	[ ]

2.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

3.				In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

      The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF Proposal 2. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above, IN FAVOR OF Proposal 2 and in accordance with Item 3.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
(Print name(s) exactly as on certificate)

Please sign your name:		Date:
(Authorized Signature(s))